LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	The undersigned hereby constitutes and appoints each of Walter G.

DeSocio, Michael K. Prescott, Denise M. Ogilvie and Robert A. Arena, or

each of them (the "Authorized Persons"), as the undersigned's true and lawful attorney-in-fact, with full power and authority to:


(1)	execute
and file on the undersigned's behalf all Forms 3, 4, and 5
(including any
amendments thereto) with respect to the securities of GTECH Holdings
Corporation (the "Company"), with the United States
Securities and Exchange
Commission, any stock exchange or similar authority, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange
Act");

(2)	seek or obtain, as the
undersigned's representative and
on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which in the
discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned
acknowledges that:

(1)	this Power of Attorney authorizes,
but does
not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared
and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company
nor
such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and



(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby
gives and
grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

	This Power of Attorney
shall remain in
full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of or transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.



_/s/Cornelia H. Laverty__________

						Signature


____Cornelia H. Laverty__________
						Print
Name


 ___March
14, 2006_______________			Date